Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
FIRST QUARTER 2010 RESULTS
Suwanee, Ga. (April 27, 2010) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in the development of advanced cable telephony, next generation high-speed data, demand driven video solutions, operations software and broadband access equipment, today announced preliminary and unaudited financial results for the first quarter 2010.
Revenues in the first quarter 2010 were $266.7 million, up 5.2% as compared to first quarter 2009 revenues of $253.5 million, but down 11.1% as compared to fourth quarter 2009 revenues of $300.0 million.
Adjusted net income (a non-GAAP measure) for the first quarter 2010 was $0.24 per diluted share, compared to $0.18 per diluted share for the first quarter 2009 and $0.32 per diluted share for the fourth quarter of 2009.
GAAP net income for the first quarter 2010 was $0.15 per diluted share, as compared to first quarter 2009 GAAP net income of $0.10 per diluted share and the fourth quarter 2009 GAAP net income of $0.26 per diluted share. Significant GAAP items that have been excluded in computing adjusted net income and adjusted earnings per share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin for the first quarter 2010 was 42.2%, which compares to the first quarter 2009 gross margin of 37.7% and the fourth quarter 2009 gross margin of 44.8%.
The Company ended the first quarter 2010 with $661.1 million of cash resources (cash and short-term investments), up in the aggregate by approximately $236.6 million from the end of the first quarter 2009 and up $35.5 million from the end of the fourth quarter 2009, as a result of both strong earnings and effective working capital management. The Company generated $48.2 million of cash from operating activities during the first quarter 2010, which compares to $13.8 million in the first quarter 2009 and $69.8 million in the fourth quarter 2009. Order backlog at the end of the first quarter 2010 was $195.1 million as compared to $155.0 million and $144.4 million at the end of the first quarter 2009 and the fourth quarter 2009, respectively. The Company’s book-to-bill ratio in the first quarter 2010 was 1.19 as compared to the first quarter 2009 of 1.16 and the fourth quarter 2009 of 0.92.

“The first quarter results and in particular, customer diversification, cause me to continue be optimistic about full year 2010,” said Bob Stanzione, ARRIS Chairman & CEO. “Increasing amounts of data and Internet TV traffic, and the proliferation of Internet ready HD televisions coupled with the industry trends towards converged platforms for voice, data and video, present opportunity and demand for existing and new ARRIS products.” During the quarter the Company hosted a well-attended analyst and investor conference at its corporate headquarters in Suwanee, GA. Slides from this conference may be found on the ARRIS website and provide the content from all presentations. Also during the quarter, at the Korean Cable Show, the Company demonstrated its C4 CMTS broadband access capabilities that deliver data speeds in excess of 320 Mb/s downstream and 100 Mb/s upstream.
“We started 2010 as expected, and look forward to increasing business momentum as the year unfolds,” said David Potts, ARRIS EVP & CFO. “As a result, we now project that second quarter 2010 revenues for the Company will be in the range of $275 to $295 million, with adjusted net income per diluted share in the range of $0.22 to $0.26 and GAAP net income per diluted share, in the range of $0.14 to $0.18.”
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Tuesday, April 27, 2010, to discuss these results in detail. You may participate in this conference call by dialing 888-680-0893 or 617-213-4859 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 72619457 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Saturday, May 1, 2010 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 17182291. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	second quarter and 2010 revenues and net income;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the second quarter as well as the general outlook for 2010 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2009. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
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ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$500,044	$500,565	$461,795	$476,846	$398,938
Short-term investments, at fair value	161,012	125,031	99,917	47,195	25,494

	661,056	625,596	561,712	524,041	424,432

Restricted cash	4,476	4,475	4,473	4,552	4,550
Accounts receivable, net	139,207	143,708	119,125	128,482	155,792
Other receivables	3,057	6,113	2,235	5,904	6,636
Inventories, net	79,907	95,851	100,024	115,944	120,774
Prepaids	10,546	11,675	10,764	7,700	6,994
Income taxes recoverable	—	3,106	4,212	366	3,232
Current deferred income tax assets	37,324	35,994	32,883	41,166	49,027
Other current assets	14,328	15,790	12,981	11,995	15,083

Total current assets	949,901	942,308	848,409	840,150	786,520

Property, plant and equipment, net	56,223	57,195	58,339	60,048	59,438
Goodwill	235,256	235,388	234,416	231,684	231,684
Intangible assets, net	195,551	204,572	201,351	208,822	218,085
Investments	25,435	20,618	30,574	10,317	14,593
Noncurrent deferred income tax assets	6,298	6,759	3,593	3,870	3,771
Other assets	8,050	8,776	7,648	6,251	5,483

	$1,476,714	$1,475,616	$1,384,330	$1,361,142	$1,319,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,523	$53,979	$42,659	$48,859	$44,422
Accrued compensation, benefits and related taxes	23,639	36,936	27,054	20,753	15,583
Accrued warranty	3,632	4,265	5,292	5,185	5,306
Deferred revenue	53,024	47,044	35,423	43,727	44,006
Current portion of long-term debt	87	124	148	148	147
Current deferred income tax liability	—	—	250	248	241
Other accrued liabilities	42,978	46,203	34,979	35,852	31,922

Total current liabilities	167,883	188,551	145,805	154,772	141,627
Long-term debt, net of current portion	214,131	211,248	208,433	205,710	203,080
Accrued pension	16,733	16,408	18,914	19,665	19,289
Noncurrent income tax payable	16,248	14,815	10,632	12,386	12,441
Noncurrent deferred income tax liability	33,577	37,203	35,188	33,999	42,530
Other noncurrent liabilities	16,871	16,021	15,301	15,094	14,391

Total liabilities	465,443	484,246	434,273	441,626	433,358

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,402	1,388	1,385	1,379	1,368
Capital in excess of par value	1,187,854	1,183,872	1,177,958	1,169,223	1,159,054
Treasury stock at cost	(79,019)	(75,960)	(75,960)	(75,960)	(75,960)
Unrealized gain (loss) on marketable securities	2	28	(60)	(161)	(372)
Unfunded pension liability	(6,041)	(6,041)	(8,070)	(8,070)	(8,070)
Accumulated deficit	(92,743)	(111,733)	(145,012)	(166,711)	(189,620)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,011,271	991,370	950,057	919,516	886,216

	$1,476,714	$1,475,616	$1,384,330	$1,361,142	$1,319,574

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Net sales	$266,697	$253,518
Cost of sales	154,186	158,008

Gross margin	112,511	95,510
Gross margin %	42.2%	37.7%

Operating expenses:
Selling, general, and administrative expenses	35,117	35,342
Research and development expenses	34,365	28,395
Restructuring charges	52	120
Amortization of intangible assets	9,022	9,263

	78,556	73,120

Operating income	33,955	22,390
Other expense (income):
Interest expense	4,430	4,487
Loss (gain) on investments	(146)	297
Loss (gain) on foreign currency	(268)	959
Interest income	(374)	(385)
Gain on debt retirement	—	(4,152)
Other (income) expense, net	(42)	(103)

Income from continuing operations before income taxes	30,355	21,287
Income tax expense	11,364	8,404

Net income	$18,991	$12,883

Net income per common share
Basic	$0.15	$0.10

Diluted	$0.15	$0.10

Weighted average common shares:
Basic	126,013	123,281

Diluted	129,975	124,920

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months
	Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Operating Activities:
Net income	$18,991	$12,882
Depreciation	5,359	4,827
Amortization of intangible assets	9,021	9,263
Stock compensation expense	4,521	3,401
Deferred income tax provision	(4,495)	4,689
Amortization of deferred finance fees	180	189
Provision for doubtful accounts	295	6
Loss (gain) on investments	(146)	297
Loss on disposal of fixed assets	11	—
Non-cash interest expense	2,883	2,818
Gain on debt retirement	—	(4,152)
Excess income tax benefits from stock-based compensation plans	(2,486)	(431)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	4,206	3,645
Other receivables	2,420	(2,032)
Inventory	15,944	8,978
Income taxes payable/recoverable	9,167	(1,123)
Accounts payable and accrued liabilities	(24,935)	(35,616)
Other, net	7,274	6,204

Net cash provided by operating activities	48,210	13,845

Investing Activities:
Purchases of property, plant, and equipment	(4,654)	(5,066)
Cash paid for acquisition, net of cash acquired	—	(200)
Cash proceeds from sale of property, plant & equipment	240	—
Purchases of short-term investments	(42,436)	(23,870)
Disposals of short-term investments	2,100	15,806

Net cash used in investing activities	(44,750)	(13,330)

Financing Activities:
Payment of debt and capital lease obligations	(37)	(10,592)
Repurchase of common stock	(3,059)	—
Excess income tax benefits from stock-based compensation plans	2,486	431
Repurchase of shares to satisfy employee tax withholdings	(5,993)	(1,807)
Proceeds from issuance of common stock	2,622	497

Net cash used in financing activities	(3,981)	(11,471)
Net increase in cash and cash equivalents	(521)	(10,956)
Cash and cash equivalents at beginning of period	500,565	409,894

Cash and cash equivalents at end of period	$500,044	$398,938

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME (LOSS) RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2010		Q1 2009
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share
Net income	$18,991	$0.15	$12,882	$0.10
Highlighted items:
Impacting gross margin:
Stock compensation expense	433	—	303	—

Impacting operating expenses:
Acquisition costs, restructuring and other	52	—	120	—
Amortization of intangible assets	9,022	0.07	9,263	0.07
Stock compensation expense	4,088	0.03	3,098	0.02

Impacting other (income) / expense:
Non-cash interest expense	2,883	0.02	2,818	0.02
Gain on repurchase of debt	—	—	(4,152)	(0.03)
Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	1,222	0.01	1,455	0.01
Tax related to highlighted items above	(5,505)	(0.04)	(3,646)	(0.03)
Total highlighted items	12,195	0.09	9,259	0.07

Net income excluding highlighted items	$31,186	$0.24	$22,141	$0.18

Weighted average common shares — diluted		129,975		124,920

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In the first quarters of 2010 and 2009, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits. During the first quarter of 2009, ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q2 2010 EPS Guidance

Estimated GAAP EPS — diluted	$0.14 - $0.18
Reconciling Items:	0.05
Amortization of intangibles, after tax	0.02
Stock compensation expense, after tax	0.01
Non-cash interest expense, after tax Subtotal	0.08
Estimated adjusted (non-GAAP) EPS — diluted	$0.22 - $0.26
See the Supplemental Net Income (Loss) Reconciliation for a discussion regarding these adjustments and management’s reasoning for providing this adjusted financial measure

5

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL OPERATING INCOME RECONCILIATIONS

	Q1 2010	Q1 2009
(in thousands)	(unaudited)	(unaudited)

Operating Income as reported	$33,955	$22,390
Operating Income as a % of sales	12.7%	8.8%
Highligted Items:
Stock compensation expense	4,521	3,401
Acquisition costs, restructuring and other	52	120
Amortization of intangible assets	9,022	9,263

Operating Income excluding highlighted items	47,550	35,174
Operating Income excluding highlighted items as a % of sales	17.8%	13.9%